Exhibit 10.12

PARDES BIOSCIENCES, INC

AMENDMENT NO. 1 TO EXECUTIVE OFFER LETTER

This Amendment No. 1 (the “Amendment”) dated as of December 23, 2020 to the Executive Offer Letter (the “Original Agreement”) dated September 21, 2020, is by and between Pardes Biosciences, Inc, a Delaware corporation (the “Company”), and Brian P. Kearney, PharmD (“Employee”). All capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Original Agreement.

WHEREAS, pursuant to the Original Agreement, the Company and Employee may amend the Original Agreement by written agreement executed by both the Company and Employee.

WHEREAS, the Company and Employee desire to amend certain provision of the Original Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Employee agree as follows:

1. Effective as of January 1, 2021, the Original Agreement is amended as provided below:

(a) The “Benefits” subsection of the “Compensation” section under the Original Agreement is amended by deleting the last sentence thereof.

(b) The definition of “Equity Financing” in the “Certain Definitions” section under the Original Agreement is amended by deleting the reference to “$8,000,000” therein and inserting “$10,000,000” in lieu thereof.”

2. Except as specifically amended by this Amendment, all of the terms and provisions of the Original Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained in this Amendment will not be construed as an amendment to or waiver of any other provision of the Original Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Original Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Original Agreement as amended by this Amendment.

3. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

[Remainder of page intentionally left blank]

The parties have executed this Amendment No. 1 to Restricted Stock Purchase Agreement as of the date first set forth above.

THE COMPANY:

PARDES BIOSCIENCES, INC.

By:	/s/ Uri A. Lopatin, M.D.
Name:	Uri A. Lopatin, M.D.
Title:	Chief Executive Officer and President

EMPLOYEE:

/s/ Brian P. Kearney, PharmD
BRIAN P. Kearney, PharmD